UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2015

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-00412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 9, 2015, Amtech Systems, Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“NASDAQ”) Listing Qualifications Department notifying the Company that, pursuant to NASDAQ Listing Rules (“Listing Rules”) 5605(b)(1)(A) and 5605(c)(4), NASDAQ was providing the Company with a 180-day cure period to (i) regain a board of directors (“Board”) comprised of a majority of independent directors and (ii) add a third member to the Board’s audit committee (the “Audit Committee”). As previously reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 23, 2015, an independent director resigned from the Board effective as of February 19, 2015. Upon such resignation, the Company was no longer in compliance with Listing Rules 5605(b)(1) and 5605(c)(2)(A), which require the Board to be comprised of a majority of independent directors and the Audit Committee to be comprised of at least three members, respectively.

Pursuant to the letter received from NASDAQ, the Company has until August 18, 2015 to regain compliance with the NASDAQ Listing Rules; however, the Company expects to regain full compliance with both Listing Rules immediately following the Company’s annual meeting of stockholders to be held on April 9, 2015 (the “Annual Meeting”). At the Annual Meeting, the stockholders will vote on a director slate recommended by the Board that, if elected, will constitute a Board comprised of a majority of independent directors. Once the stockholders elect the members of the Board, the Board will appoint a third independent director to serve on the Audit Committee.

The Company plans to submit to NASDAQ documentation evidencing it has regained compliance with the Listing Rules, including biographies of any new directors, prior to August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.
Date: March 12, 2015
	By:	/s/ Bradley C. Anderson
	Name:	Bradley C. Anderson
	Title:	Executive Vice President & Chief Financial Officer